Exhibit 99.1

1 | 2020 CSR REPORT 2020 Corporate Social Responsibility Report mack-cali.com

3 | 2020 CSR REPORT Dear Stakeholders, “We are resilient and unwavering in our commitment to creating value for our stakeholders, while continuing to operate in a socially, ethically and environmentally responsible manner. ” Mahbod Nia Chief Executive Officer During the past year, our world has faced unprecedented challenges that have forced us to re-evaluate how we live and work. The COVID-19 pandemic brought with it an immense amount of change to our personal and professional lives amid lockdown restrictions and virtual work conditions, and a series of events across the country sparked important, much-needed conversations about the social injustices that remain across communities. As a company dedicated to developing exceptional, safe spaces for both working and living, 2020 served as an opportunity for us to demonstrate to our employees, residents, tenants and shareholders that even in the most difficult of times, we are resilient and unwavering in our commitment to operate in a socially, ethically, and environmentally responsible manner, while creating value for our stakeholders. Our Footprint To this end, I am pleased to report that we have made significant strides in advancing our focus on environmental, social and corporate governance matters over the past year. First and foremost, in July, our Board of Directors (including myself) formed an ESG Committee, which oversees the company’s ESG taskforce focused on risk assessment and implementation. Since then, we have adopted several key policies and formally endorsed a number of global sustainability initiatives, including the Ten Principles of the United Nations Global Compact and the UN Women Empowerment Principles. More recently, we also vocalized our support for the Task Force on Climate-related Financial Disclosures. Our People Core to Mack-Cali’s success is our dedicated and talented team. We strive every day to actively attract, retain, inspire, and engage top talent from diverse backgrounds, and help these employees flourish over the long-term. We made significant headway on enhancing the diversity of our Board in 2020 – a third of our Board is now female including our Chair – and remain focused on continuing to build upon our diversity, equity, and inclusion initiatives across all levels of the organization, including senior management so that our company better reflects the backgrounds of the tenants, residents and community we serve. As part of this effort, we established Mack-Cali Women’s Leadership Network to provide female employees with opportunities to share, learn, develop relationships, and gain new mentors through a series of activities. Looking ahead, we endeavor to continue fostering a meritocratic culture where all employees have the same opportunity to thrive and paving the way for a more diverse and inclusive industry. Our Community Mack-Cali recognizes its responsibility as a corporate citizen in the communities in which it operates, and believes a company is only successful when it helps others overcome hardship to achieve success. With that in mind, we focused our philanthropic efforts this year not only on children’s education and the arts – causes to which we’ve maintained a deep connection for many years – but also by opening up our doors at Harborside to facilitate storage of the PPE required to help our frontline workers persevere during the darkest of days, among other initiatives. Our World The threat of climate change is real and no doubt poses a risk to our business and the real estate industry at large. We do not take this threat lightly. We have therefore improved our environmental footprint through initiatives aimed at reducing carbon emissions across our portfolio and implementing more sustainable practices, such as water management and recycling programs across our properties, to create more energy-friendly spaces for our tenants and residents. While there is still work to be done, we are pleased with our improved environmental performance over the last year, during one of the most uncertain times in our company’s history. We are continuously seeking to evolve our ESG efforts so that we are operating in the most responsible, sustainable, inclusive, and equitable manner to the benefit of all our stakeholders. We look forward to building upon our 2020 achievements and advancing both our ESG actions and reporting in the year ahead. Sincerely, Mahbod Nia Chief Executive Officer

5 | 2020 CSR REPORT

7 | 2020 CSR REPORT 01 The Company Mack-Cali Realty Corporation (“Mack-Cali”, “Company” or “We”) is a fully integrated REIT with a dual asset platform comprised of residential holdings and waterfront office. The Company is geographically focused on the high barrier-to-entry Hudson River waterfront targeting cash flow growth through all economic cycles. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the Company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces. A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for over two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

01 THE COMPANY Our Strategy and Portfolio Simplified Business Plan to Three Executable Strategies 01 9 | 2020 CSR REPORT Results* Leading residential and office owner along New Jersey’s Waterfront * Date as of 12/31/20 RESIDENTIAL 5,067 Residential Units (includes in-construction) 6,125 Residential Land (Units) OFFICE 7 Office Buildings 4,908,379 Office SF COMPLETE THE SALE OF THE SUBURBAN OFFICE PORTFOLIO Maximize suburban asset value with minimal COVID discount Increase strategic flexibility of the Company’s balance sheet Establish the Company as a predominantly residential REIT 02 REVITALIZE WATERFRONT LEASING Reposition Harborside as a complete campus offering Utilize world-class team of leasing professionals Generate traffic with proactive leasing program 03 ESTABLISH OUR MULTIFAMILY PORTFOLIO AS AN OPTIMIZED PLATFORM Stabilize occupancy at operating properties Realize cash flow of fully funded development projects Capitalize on value creation from enviable development pipeline

01 THE COMPANY 11 | 2020 CSR REPORT Sustainability Framework Materiality Assessment In 2020, Mack-Cali completed its first Materiality Assessment aiming to identify the topics that reflect the Company’s economic, environmental and social impacts, as well as those matters that influence its stakeholders. The assessment has been conducted by the Company’s ESG Taskforce and members of Senior Management. The identified topics were ranked based on their impact to Mack-Cali and its stakeholders. Results of the assessment are summarized in the materiality matrix below. MATERIAL TOPICS Mack-Cali includes material topics (“Material Topics”) highlighted in the below matrix and selected non-material topics, those that fell outside the highlighted area, but are nevertheless important to the Company and its stakeholders, within this report. Sustainable Development Goals In 2015, all 193 Member States of the United Nations adopted a plan to tackle the world’s most pressing social, economic and environmental challenges. This plan includes 17 Sustainable Development Goals (“SDGs”) that apply universally to all nations and seek to end extreme poverty, fight inequality and injustice, and protect our planet. Mack-Cali has identified 10 SDGs that are aligned with its Material Topics as identified to the right. ENVIRONMENTAL Energy Greenhouse Gas Emissions Environmental Compliance SOCIAL Employee Wellbeing Economic Performance Diversity & Inclusion GOVERNANCE Human Rights Anti-Corruption Transparency & Reporting IMPORTANCE TO STAKEHOLDERS MATERIAL TOPICS 1019 23 IntermediateHigh 874 865 8 95 313 11 12 6 10 4. Innovation and Technology 4. Environmental Compliance 5. Local Community 5. Employee Wellbeing 6. Occupational 7. Human Rights Health and Safety 8. Greenhouse Gas 7. Public Policy Emissions 8. Stakeholder 9. Transparency Engagement & Reporting 9. Supplier Responsibility 7 2 6 1 4 Biodiversity Charitable Giving Climate Change Resilience Anti-Corruption Diversity and Inclusion Economic Performance Memberships, Initiatives and Rewards Mack-Cali endorses and / or subscribes to the following initiatives: UN Global Conduct UN Women Empowerment Principles TCFD Roseland Residential Trust, a subsidiary of Mack-Cali has been awarded for its leadership in target markets: 2 INFLUENCE ON BUSINESS SUCCESS 0 246810 Tax Responsibility Training & Education Waste Water Management Company of the Year, NJAA Garden State Awards of Excellence (2019)

13 | 2020 CSR REPORT 02 The Environment Since 2015, 197 countries signed up to the Paris Agreement, a landmark international accord that was adopted to address climate change and its negative impacts. The agreement aims to substantially reduce global greenhouse gas emissions in an effort to limit the global temperature increase in this century to 2 degrees Celsius above preindustrial levels, while pursuing the means to limit the increase to 1.5 degrees. The United States re-joined the agreement in January 2021. The risk of climate change is also acknowledged by the State of New Jersey, Mack-Cali’s target market. In January 2020, the New Jersey state government published an Energy Master Plan (“EMP”) targeting an 80% reduction of greenhouse gas emissions and a 100% renewable energy target by 2050. Mack-Cali strives to create sustainable communities, placing focus on health & well-being of its employees, tenants and residents while improving the environment. The Company acknowledges the above targets set by New Jersey and is committed to implementing environmentally sustainable best practices within its operations. Key principles of the Company’s environmental efforts are summarized in its Environmental Policy and this report.

02 THE ENVIRONMENT

15 | 2020 CSR REPORT

Climate Change

Assessment of Climate Related Opportunities and Risks

Mack-Cali recognizes the importance of effective identification, monitoring, and management of climate related risks and opportunities across its business.

CLIMATE RELATED OPPORTUNITIES

Pro-active approach to managing climate related risks and a continuous focus on incorporating ESG considerations in the Company's strategy and operations represents an opportunity to advance the Company's offerings and improve its financial performance.

Resource Efficiency
Continuing to implement energy conservation programs and introducing low carbon technologies represents an opportunity to lower energy costs and associated emissions.

Products and Services
Increased energy efficiency and reduced environmental impact of the Company's assets may result in more attractive space for our tenants and residents, increasing demand and potentially revenue. Furthermore, sustainable offerings may result in an increased investor demand as stakeholders continue to increase emphasis on ESG matters.

Markets
Mack-Cali is aligned with New Jersey's commitment to increase the use of renewable energy and reduce its environmental footprint. Climate regulations provide an opportunity to engage the Company's stakeholders on initiatives targeting reducing energy consumption, emissions and waste. The Company takes advantage of utility incentives provided by the State of New Jersey, if available.

CLIMATE RELATED RISKS*

As a developer, owner and operator of real estate assets, the Company may be impacted by the below risks directly and indirectly. Mack-Cali believes the transition and physical risks highlighted below represent the key areas of focus in the short to medium term (within 5 years).

Policy and Legal
There is a risk of increased compliance and disclosure obligation risk associated with targets published in the New Jersey EMP, resulting in potentially increased costs to comply with these regulations.

Technology
Regulatory as well as company specific targets set to minimize impact of climate change may require changes in currently used technologies and substitution by lower emission options, resulting in potentially higher capital expenditure.

Occupational Preferences
As climate change becomes more material to tenants, residents and other stakeholders, behavioral changes and shifts in demand requirements may be observed. The risk of the Company's products not meeting occupational preferences may result in lower demand for the Company's assets.

Costs of Energy
Renewable energy targets set within the New Jersey EMP may result in increasing costs of energy, which could impact the Company's operating expenses.

Reputation
Compliance with regulatory obligations, continuous investment in Mack-Cali's portfolio in a way that meets occupants' preferences as well as enhanced disclosure seeks to prevent reputational risk that could have negative impact on the Company's financial performance.

* Please note that the inclusion of climate-related risks in this report should not be construed as a characterization regarding materiality or financial impact of these risks. For a discussion of risks that could be financially material, please refer to Risk Factors disclosed on Form 10-K, as well as our subsequent Form 10-Q filings.

Physical Risks
Physical risks identified to be relevant to the Company within the long term are increased occurrence and variability of extreme weather events and rising mean temperatures and sea levels. These risks may result in reduced revenue and higher costs due to supply chain interruptions, increased insurance and capital costs as a result of damage to the Company's assets and have negative impact on the Company's workforce (e.g. health and safety, absenteeism).

Initiatives enhancing sustainability of our portfolio

- ENCOURAGING RECYCLING
- LOW FLOW FIXTURES
- EFFICIENT IRRIGATION SYSTEMS
- OUTDOOR AREAS AND ROOF TERRACES

02 THE ENVIRONMENT

Energy and Emissions

Mack-Cali considers Energy and Greenhouse Gas Emissions a Material Topic to the Company as it recognizes its responsibility for the environmental impact of the portfolio and risks associated with climate change.

The Company's efforts to increase energy efficiency in its real estate portfolio and reduce emissions commenced more than 20 years ago when the Company formed an Energy Committee focused on identifying and implementing energy conservation projects. The Energy Committee later evolved into Mack-Cali's ESG Taskforce that bridges different departments engaged in the Company's environmental initiatives.

Outstanding connectivity encourages low carbon commute

- DIRECT ACCESS TO MODE OF TRANSPORTATION
- PARKING/ RIDE SHARE STOPS
- BIKE SHARE PROGRAMS
- PERSONAL MOBILITY CENTERS
- EV CHARGING POINTS

Energy efficiency measures reducing costs and emissions

- COGENERATION SYSTEMS
- ENERGY TECHNOLOGY SERVICES

17 | 2020 CSR REPORT

ENERGY AND ENERGY PROCUREMENT

The reported 2020 energy consumption was 666.2 million kBTU, of which 16% related to natural gas and 84% related to electricity, sourced fully from the grid.

Mack-Cali is committed to reducing its overall energy consumption while increasing its share of renewable energy over time. The Company is fully aligned with New Jersey's EMP and targets 50% of energy to come from renewable sources by 2030, up from the current 21%.

GREEN HOUSE GAS EMISSIONS

Real estate properties generate both direct and indirect greenhouse gas emissions from their operations. Direct, or Scope 1, emissions generated on site from fuels used for heating and hot water. Indirect, or Scope 2, emissions, are generated offsite from electricity supplied by local utility companies. In 2020, the Company emitted 58,938 mt of CO2.

The Company seeks to reduce its Scope 1 and Scope 2 greenhouse gas emissions by optimizing building operations, implementing energy management initiatives and deploying capital investments in low carbon opportunities, if appropriate.

2020 ENERGY USAGE


666.2M
KBTU

- 84% Electricity
- 16% Natural Gas

ENERGY FROM RENEWABLE SOURCES

21%
Current renewable energy consumption in 2020

50%
Energy targeted to come from renewable sources by 2030

Initiatives to Save Energy and Limit Carbon Footprint

Reducing energy consumption and emissions plays a core role in Mack-Cali's efforts to reduce the environmental footprint of its properties and step towards a more sustainable future.

Mack-Cali is continuously monitoring energy performance to identify potential energy efficiency opportunities, evaluating the economics and utilizing the NJ State incentive programs when pursuing investments into low carbon alternatives and other energy efficiency projects.

Mack-Cali's energy conservation initiatives include:

- Energy Technology Services (ETS) that enable residents of our multifamily properties to conserve energy remotely through the use of mobile devices.
- Utilizing New Jersey Office of Clean Energy incentives to make our buildings as energy-efficient as possible.
- Real time energy management systems implemented across a number of office properties
- Smart meters and thermostats rolled out across the multifamily portfolio
- Upgrades to Building Management Systems (BMS)
- Heat co-generation systems in selected properties

02 THE ENVIRONMENT

Water

Mack-Cali is aware that water scarcity is a key environmental issue. The Company seeks to implement water management and recycling programs when possible, including installing low flow fixtures and low irrigation landscaping systems.

In 2020, 913,412 m3 was withdrawn, of which above 95% got discharged into the sewer system, where it undergoes wastewater treatment. We are not aware of any direct discharge to an open body of water. Furthermore, no significant spills of oil, fuel, waste or chemicals were reported in 2020.

Our company has saved:

In our headquarters we have eliminated plastic water bottles and installed two smart water dispensers in November 2020. They constantly track the impact of their use since installation.

210 HUDSON STREET SUITE 400

2,394	0.5	13	0.6
12 oz bottles	tons of CO_2	tree seedlings	acres of U.S forests

101 HUDSON STREET SUITE 2000

1,931	0.4	11	0.5
12 oz bottles	tons of CO_2	tree seedlings	acres of U.S forests

19 | 2020 CSR REPORT

Waste Management and Recycling

Mack-Cali is aware that its properties, tenants, residents and employees generate a considerable amount of waste each year. The Company's objective is to reduce the amount of waste created and sent to landfill, while increasing the proportion being recycled. The Company requires all hazardous waste, including electronics and mercury-containing products, to be disposed of or recycled in line with the applicable environmental laws.

WASTE DISPOSITION
OFFICE ASSETS IN 2020


20%
Waste
Recycled

- 20% waste recycled
- 80% waste was landfilled

CORPORATE WASTE MANAGEMENT AND RECYCLING PROGRAM
Mack-Cali encourages its employees to recycle, reuse and rethink. Recycling facilities are located throughout the office helping to reduce the amount of waste diverted to landfill.

In order to reduce waste, all departments are encouraged to opt for paperless options whenever available. Mack-Cali is utilizing its electronic systems to significantly reduce monthly and annual mailings. As part of this initiative, Mack-Cali's Annual Report will be available only in digital form for next year.

PROPERTY WASTE MANAGEMENT
Mack-Cali provides its tenants and residents facilities to recycle and manage both non-hazardous and hazardous waste. The Company runs a variety of programs to assist with waste reduction throughout its portfolio, periodically collecting electronic equipment and other waste materials and organizing collections as part of the Roseland Gives Back program.

In order to reduce waste and increase the share of waste diverted to landfill, Mack-Cali tracks waste data across 73%, or 3.3M sqft, of its Waterfront office properties. In 2020, 591t of waste was landfilled and 145t or 20% was recycled.

02 THE ENVIRONMENT

21 | 2020 CSR REPORT

Environmental Performance

Reported direct and indirect GHG emissions, energy consumption and water withdrawal metrics, represent data from Mack-Cali's operational office and multifamily assets over which the Company has financial control, excluding multifamily tenant areas and the Plaza 1 office property, which is undergoing redevelopment.

The following total portfolio metrics for the year ended December 31, 2020 presented in the Environment section of this report have been subject to an external review engagement: total energy use (kBTU), total Scope 1 and total Scope 2 greenhouse gas emissions (MT CO2e), and total water withdrawn (m3). The report of independent accountants can be found at the end of this report.



TOTAL PORTFOLIO

Note: 2019 amounts exclude properties sold during the year

	2019	2020	Y-O-Y Change
Total Energy Use (kBTU)			
Office	675,323,147	557,025,229	-17.5%
Multi-Family	96,430,369	109,171,166	13.2%
Total	771,753,516	666,196,395	-13.7%
Total Electricity Use (kBTU)			
Office	606,134,747	501,563,829	-17.3%
Multi-Family	51,604,762	57,925,064	12.2%
Total	657,739,509	559,488,893	-14.9%
Greenhouse Gas Emissions (mt CO2)			
Scope 1: Office	3,799	3,046	-19.8%
Scope 1: Multi-Family	2,381	2,664	11.9%
Total	6,180	5,710	-7.6%
Scope 2: Office	57,814	47,840	-17.3%
Scope 2: Multi-Family	4,689	5,388	14.9%
Total	62,503	53,228	-14.8%
Scope 1 & 2: Office	61,613	50,886	-17.4%
Scope 1 & 2: Multi-Family	7,070	8,052	13.9%
Total	68,683	58,938	-14.2%
Water Withdrawn (m3)			
Office	544,880	374,804	-31.2%
Multi-Family	398,765	538,608	35.1%
Total	943,645	913,412	-3.2%

02 THE ENVIRONMENT 23 | 2020 CSR REPORT SAME STORE PORTFOLIO Note: Same store (“Same Store”) portfolio includes Waterfront office properties excluding Plaza 1, and multifamily properties fully in service during 2019 and 2020. 2019 2020 Y-O-Y Change Total Energy Use (kBTU) Office 281,537,912 250,601,790 -11.0% Multi-Family 79,687,559 72,615,590 -8.9% Total 361,225,471 323,217,380 -10.5% Total Electricity Use (kBTU) Office 253,713,212 223,482,390 -11.9% Multi-Family 41,017,596 37,591,159 -8.4% Total 294,730,807 261,073,549 -11.4% Energy Intensity (psqft) Scope 1: Office 62.4 55.6 -11.0% Scope 1: Multi-Family 26.7 24.4 -8.9% Greenhouse Gas Emissions (mt CO2) Scope 1: Office 1,527 1,490 -2.4% Scope 1: Multi-Family 2,054 1,860 -9.4% Total 3,581 3,350 -6.4% Scope 2: Office 24,199 21,317 -11.9% Scope 2: Multi-Family 3,676 3,385 -7.9% Total 27,875 24,702 -11.4% 2019 2020 Y-O-Y Change Greenhouse Gas Emissions (mt CO2) Scope 1 & 2: Office 25,726 22,807 -11.3% Scope 1 & 2: Multi-Family 5,730 5,245 -8.5% Total 31,456 28,052 -10.8% Water Withdrawn (m3) Office 293,878 201,421 -31.5% Multi-Family 301,456 325,886 8.1% Total 595,334 527,306 -11.4% Water Intensity (m3 psqft) Office 0.07 0.04 -31.5% Multi-Family 0.10 0.11 8.1%

02 THE ENVIRONMENT 25 | 2020 CSR REPORT Case Study RiverHouse 11 Multifamily Property RiverHouse 11 at Port Imperial was thoughtfully designed to offer a blend of modern style and eclectic industrial elements, combined with unrivalled views of the Manhattan skyline and resort-style amenities. Located at the edge of the Hudson River at 1100 Avenue at Port Imperial in Weehawken, the luxury community features 295 apartments ranging from studio to three-bedroom residences and a wide range of amenities including ample outdoor areas, a fitness center and a community garden. RiverHouse 11 is LEED Silver Certified. 41t CO2 reduced in 2020 following installation of a cogeneration system 20% Site area restored with native adaptive vegetation 36% Reduction in 2019 indoor water consumption due to low flow fixtures 71% Reduction in 2019 landscape water consumption

27 | 2020 CSR REPORT 03 People, Culture & Community Mack-Cali strives to be a workplace that actively attracts, inspires and engages a talented and diverse workforce enabling its team to flourish and feel welcome. As of December 31, 2020, Mack-Cali had 256 full time employees and 3 part time employees, excluding the interim CEO. The Company’s culture is reflected in high levels of employee retention, i.e. 25% of the workforce has been with the Company for over 10 years.

03 PEOPLE, CULTURE & COMMUNITY

29 | 2020 CSR REPORT

Our People

Diversity And Equal Opportunities

One of Mack-Cali's most critical objectives is to become a more inclusive and diverse company that reflects the backgrounds of the customers and communities in which it serves. The Company aims to foster a culture in which every associate has the same opportunity to thrive and grow. It is important for Mack-Cali to recruit, develop and promote associates with a wide range of backgrounds, experiences, and perspectives, and to create an environment that encourages all voices to be heard, understood, and appreciated.

Mack-Cali, signatory to the UN Women Empowerment Principles, is proud to be a diverse equal opportunity workplace, promoting diversity at all levels including Senior Management and the Board of Directors.

Mack-Cali Women's Leadership Network

As part of Mack-Cali's focus on increasing women representation in Senior Management, Mack-Cali Women's Leadership Network was launched in January 2021.

Its mission is to facilitate stronger interactions and organize activities that provide female employees with opportunities to share, learn, develop relationships, and gain new mentors. Network activities include a speaker series, a newsletter, networking events and service opportunities.



MC WLN

MACK-CALI WOMEN'S LEADERSHIP NETWORK

80

Members of Mack-Cali Women's Leadership Network

Diverse Workforce

GENDER (OVERALL WORKFORCE)


42% Female

- 42% Female
- 58% Male

GENDER (SENIOR MANAGEMENT)


20% Female

- 20% Female
- 80% Male

ETHNIC DIVERSITY (OVERALL WORKFORCE)


43% Diverse

- 43% Diverse
- 57% White

EMPLOYMENT TYPE (OVERALL WORKFORCE)


99% Full-Time

- 99% Full-Time
- 1% Part-Time

AGE (OVERALL WORKFORCE)


57% 30 to 50

- 11% <30
- 57% 30 to 50
- 32% >50

03 PEOPLE, CULTURE & COMMUNITY

31 | 2020 CSR REPORT

Employee Engagement

Feedback from employees is crucial to Mack-Cali. Apart from daily interactions and informal feedback sessions, Mack-Cali commenced gathering feedback through Engagement Surveys in 2020. The most recent Employee Engagement Survey conducted in the fourth quarter of 2020 had a response rate of 77 %.

Townhall meetings with opportunity for Q&A are also hosted by the CEO on a regular basis to keep all employees updated about the Company's strategy. In addition, the Company uses its intranet as the platform for employees to access policies, procedures and other relevant information.

The company also issues a quarterly newsletter to update employees on real estate projects, employee promotions and new hires, special personnel recognition, and corporate initiatives.


Quarterly



Training

Mack-Cali is committed to the continuous development and growth of its employees, offering a broad range of companywide training resources as well as tuition assistance to eligible employees.

Training programs provided to employees include:

- Workplace Harassment
- Sexual Harassment
- Internet Security
- Hazardous Communication
- Fair Housing Series
- Customer Service
- Leasing
- Marketing
- Coaching

Employee Well-being and Benefits

The Company strives to provide career opportunities in an energized, inclusive and collaborative environment tailored to retain, attract and reward highly performing employees. We do so in a culture built on the foundations of collegiality, teamwork, hard work, humility, creativity, humor, respect, acceptance, expertise and dedication to each other.

The Company provides a comprehensive benefits package intended to meet and exceed the needs of our employees and their families. Our competitive offerings help our employees stay healthy, balance their work and personal lives, and meet their financial and retirement goals. For employees earning less than $50,000 annually, the Company pays 100% of the health insurance coverage premiums for its employees and their families, and generally 75% of the premiums of health and dental insurance coverage for all employees, as well as 100% of the cost of life insurance and short-term and long-term disability insurance.

In addition, it offers the following enrichment opportunities and benefits to our employees:

- The Company maintains a 401(k) plan with a history of annual discretionary Company employee match or profit sharing contributions
- The Company offers tuition reimbursement for education costs for employees who have been with it for at least one year
- Vacation, holidays, sick leave, bereavement leave, time off to vote, jury duty, witness duty, charity day
- FMLA and NJFLA family leave, military leave, SAFE leave
- Flex-time
- Charitable gift matching



100%
Health insurance coverage for employees and their families earning less than $50K annually

100%
Coverage of the cost of life insurance and short-term and long-term disability insurance

75%
Premiums of health and dental insurance coverage for all employees

03 PEOPLE, CULTURE & COMMUNITY

33 | 2020 CSR REPORT

Giving back to the Community

At Mack-Cali, we pride ourselves in being responsible corporate citizens, and are committed to continuously giving back to the communities we work and live in. Though we maintain a deep connection to causes that support children's education and the arts, we are always looking for ways to give back in the most impactful way.

Following the start of the COVID-19 pandemic, Mack-Cali donated $100,000 to the Jersey City Medical Center and provided complimentary hotel rooms at the Residence Inn in Weehawken, including parking and meals to frontline workers valued at more than $250,000. From donations, to facilitating PPE storage at our Harborside campus, to spreading supporting stories about the small businesses impacted by shutdowns, Mack-Cali recognized it was critical to support communities it operates in. While 2020 was quite different than many, we were able to maintain a wonderful Company tradition supporting pediatric patients at the Jersey City Medical Center through their holiday toy drive. By participating in the annual Secret Santa toy drive, we were able to provide more than 400 toys to children in the behavioral health program.

We were also fortunate to be in a position that enabled us to continue delivering on our historic generosity by supporting a number of local Hudson County organizations including:

- St. Lucy's Shelter, which offers emergency housing and food for those in need
- Hoboken Shelter, which provides meals, shelter, and social services for the homeless
- WomenRising, an organization that helps women and their families in need of jobs, safety from domestic violence, freedom from homelessness and safe lives for children
- WE Project, a local food pantry that feeds approximately 200 local families per week
- And the 24th Annual Jersey City Toy Drive, which helped spread joy to the youth of Jersey City during this unusual holiday season.

The Company also promotes the philanthropic efforts of our employees by providing paid time off toward volunteerism, matching employee charitable contributions dollar for dollar, and in total, has contributed over $2.1 million of donations to charitable causes over the last three years.

Roseland Gives Back

Roseland Gives Back, forms an integral part of Mack-Cali's corporate responsibility program, bringing together its staff, residents, and vendors to strengthen their local communities and support people in need. Through this program, residents across our portfolio of 25 luxury rental properties can participate in Roseland-wide initiatives such as annual coat drives, food drives, and other charitable activities.

Social Housing

As part of Mack-Cali's social responsibility efforts, a portion of the Company's residential stock is assigned to those residents who would otherwise not be able to live within the Roseland communities. There were 129 units designated as affordable units in 2020, representing approximately 15% of the multifamily portfolio.



Roseland Gives Back Initiatives

HOLIDAY TOY DRIVE
Hundreds of toys were delivered as part of the December contactless toy drives, with Jersey City supporting the Salvation Army and Port Imperial supporting the WNY Police department and Toys for Tots.

GREENDROP DONATION BINS
GreenDrop places an attractive, easy to use container for residents to conveniently donate clothing. The clothing recycling program has been taking place throughout 2020 and was fully implemented on behalf of the American Red Cross since January 2021 across wholly owned Roseland properties.

520
GreenDrop donation bags collected in 2020

03 PEOPLE, CULTURE & COMMUNITY 35 | 2020 CSR REPORT Health and SafetyMack-Cali is committed to providing the highest standards of health and safety across its portfolio, to offer the highest levels of protection for its employees, and other stakeholders who interact with its business operations. To ensure the safety of all employees at all times, Mack-Cali developed a Health and Safety policy, integrated in the Employee Handbook and the Company’s Environmental Management System, setting out procedures and processes to be followed in case of emergency. There were 3 occupational incidents and no fatal incidents in 2020. The Company also has a Hazard Communication Program ensuring employees are aware of potential hazardous substances and are informed about prevention and protection in case of incidents. Covid-19 Response Mack-Cali is dedicated to preserving the health and safety of its employees, residents, and partners during these uncertain times. As the Company adapts the way it serves and interacts with its residents and tenants, Mack-Cali adheres strictly to the CDC’s guidelines regarding COVID-19, while implementing best practices to provide the safest living and working conditions possible across the portfolio. Ongoing Protocols TESTING We are partnering with NJ Primary Care to offer COVID-19 tests. We provide monthly testing to all our staff, and can help facilitate accessibility to testing for our tenants. CLEANING We are committed to everyone’s health and wellbeing by enhancing cleaning and hygiene standards that align with CDC guidance. SIGNAGE We have implemented behavioral signage and wayfinding to promote safe practices across all properties.

37 | 2020 CSR REPORT 36 | 2020 CSR REPORT 04 Ethics, Compliance & Governance We are dedicated to maintaining a high standard for corporate governance predicated on integrity, ethics, diversity and transparency. Our commitment to diversity is apparent by our Board of Directors’ composition, 44% of whom are female and/or racially diverse.

04 ETHICS, COMPLIANCE & GOVERNANCE 39 | 2020 CSR REPORT Governance Board of Directors Mack-Cali has a 9-member Board of Directors (the “Board”). In March 2021, the Board named Mahbod Nia Chief Executive Officer (“CEO”), succeeding Interim Chief Executive Officer MaryAnne Gilmartin. The Lead Independent Director, Tammy K. Jones, was appointed Board Chair, as Ms. Gilmartin stepped down from the position, allowing for the election of an independent Board Chair in accordance with the applicable New York Stock Exchange (NYSE) independence guidelines. Eight directors are considered independent under the NYSE listing standards, the ninth director being Mahbod Nia, the Company’s CEO. The Board and its Nominating and Corporate Governance Committee utilize a Director Qualifications Matrix to assess a director nominee’s qualifications to serve on the Board of Directors with respect to quantitative and qualitative factors. In nominating candidates, the Board considers and encourages a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual preference. Mack-Cali is proud to have a diverse Board with strong female representation and market leading share of independent directors. The Board is assisted by its committees: Audit, Compensation, Nominating and Corporate Governance, Strategic Review and ESG. The ESG Committee was formed in 2020 to provide the Board advice and direction in setting general ESG strategy, developing, implementing, and monitoring initiatives and policies and overseeing communications with employees, investors and stakeholders with respect to ESG matters (including human rights, climate change and other issues). The ESG Committee meets regularly and all meetings held in 2020 were attended by more than 75% of the committee members. 33% Female 33% Female 66% Male COMPOSITION (NYSE STANDARD) 89% Independent 89% Independent 11% CEO

04 ETHICS, COMPLIANCE & GOVERNANCE 41 | 2020 CSR REPORT Ethics & Compliance Business Ethics Mack-Cali is committed to a strong Ethics & Compliance program. The Company’s objective is to conduct business with the highest integrity and in compliance with the letter and spirit of the law. The Code of Business Conduct and Ethics (“COBCE”) represents the Company’s key policy guide for daily operations, outlining expectations of employee and directors conduct relating to each other and towards the Company’s stakeholders. Anti-Harassment Human Rights are a Material Topic to Mack-Cali both internally and towards the Company’s suppliers and other stakeholders. The Company’s Human Rights Policy represents a cornerstone of the program, comprising commitments of Mack-Cali towards respecting human rights across all operations, setting a positive example to the wider community and its stakeholders. The policy includes forced and child labor, human trafficking and slavery, health and safety, discrimination and prejudice. The policy is available on the Company’s website, intranet and within the Employee Handbook, which is reviewed and signed by each employee upon commencing their employment. Grievance Mechanism Mack-Cali has a strict non-retaliation policy to encourage employees to raise issues and report concerns of misconduct. Retaliation is not tolerated, and any employee who engages in retaliatory behavior will be subject to disciplinary action, up to and including termination. Grievance mechanisms are included within the policy documents. Mack-Cali is determined to combat workplace harassment in any form. Harassment in all forms is unacceptable and contrary to the Company’s values, culture and work environment it strives to create for its employees. To that end, Mack-Cali maintains distinct policies and complaint procedures for sexual harrassment and harrassment and discrimination. These Anti-Harassment policies form an integral part of the COBCE. Mack-Cali realizes the importance of all employees being able to recognize harassment, know how to report it and being able to find support when they need it. Anti-harassment training is therefore an integral part of the Company’s training program provided to all employees. Mack-Cali prohibits retaliation against any individual who complains of, or reports an instance of, harassment or participates in an investigation of a harassment complaint. All employees are encouraged to report any breaches of the Anti-Harassments policy to the General Counsel or Human Resources Department. Human Rights While governments have the primary responsibility for human rights of their citizens, Mack-Cali believes protecting human rights is the Company’s duty as a good corporate citizen and it is fundamental to its values and ethics. Anti-Corruption and Money Laundering Anti-corruption is a Material Topic to the Company. Mack-Cali is committed to comply with all applicable anti-money laundering laws and will not knowingly do business with anyone suspected of being connected with criminal or terrorist activity or who is subject to applicable trade sanctions. In line with the COBCE, business dealings with third parties should not result in unusual gains for employees or provided by employees to other firms. Unusual gain refers to bribes, product bonuses, special fringe benefits, unusual price breaks, and other windfalls designed to ultimately benefit the outside firm, its employee, or both. In order to reduce the chance that we will be unwittingly used to assist in money laundering, The Company seeks to undertake reasonable steps to know third parties it engages with. Appropriate procedures are in place to mitigate the risk and to identify individuals and organizations which may pose a higher risk to the Company, including persons identified on lists maintained by the Office of Foreign Assets Control “OFAC”. Purchase agreements, sale agreements, and leases with tenants restrict Mack-Cali from doing business with persons identified on lists maintained by OFAC. The Company’s employees, officers and directors are required to immediately report any suspicious activities to the General Counsel.

04 ETHICS, COMPLIANCE & GOVERNANCE 43 | 2020 CSR REPORT Supply Chain It is vital to Mack-Cali that its suppliers and partners operate ethically and share the Company’s ESG business principles. Our supply chain governance procedures introduced in 2020 and summarized in the Supplier Code of Conduct ensure our suppliers are aware of the standards we expect from them and the business practices which we will not tolerate. Stakeholder Engagement Mack-Cali’s stakeholders are individuals and organizations that impact or can be impacted by Mack-Cali’s operations. Our main stakeholder groups include stockholders, employees, tenants and residents, suppliers, industry associations, communities, NGO’s advocacy and activist groups, governmental organizations and regulating bodies, media and competitors. We engage with our stakeholders regularly and through multiple channels and take their valuable feedback into account when assessing and preparing our corporate sustainability strategy. The company used the following engagement methods in 2020.

04 ETHICS, COMPLIANCE & GOVERNANCE 45 | 2020 CSR REPORT Cybersecurity Internet security and protection against cyber threats remains a high priority for the Company. The Company is committed to respecting the privacy of employees, securing personal information and enabling the trust of all individuals whose personal information it handles. Mack-Cali’s robust cybersecurity program combines technology deployment and employee compliance and training. The Company also engages a third-party provider to assess its defense mechanisms and also has an information security insurance policy in place. The Audit Committee is responsible for overseeing internet security matters and is briefed on these matters by senior management at least annually. No internet security breaches were recorded in the last 3 years. Employees must sign a Computer Code of Conduct policy and are subject to random quarterly phishing exercises to test policy enforcement which can result in additional cybersecurity training. The IT team also sends periodic emails to inform and educate employees on potential current threats. Key Company Policies INTERNAL Computer Code of Conduct Employee Handbook Energy Policy Environmental Management System Hazard Communication Program EXTERNAL (Click to read) Anti-harassment and Anti-discrimnation Policy Code of Business Conduct and Ethics Corporate Governance Principles Employee Complaint Procedures for Accounting and Audit Matters Environmental Policy Human Rights Policy Policies and Procedures with Respect to Related Person Transactions Policy on Hedging and Pledging Securities Policy on Insider Trading Supplier Code of Conduct

47 | 2020 CSR REPORT

05
This Report

This report provides an overview of the economic, environmental and social impacts of Mack-Cali Realty Corporation ("Mack-Cali", the "Company", or "We"), a NYSE listed REIT headquartered in the State of New Jersey.

Except where noted, the information covered in this report highlights our corporate responsibility initiatives in fiscal year 2020 (January 1, 2020, through December 31, 2020). Please see our 2020 Form 10-K for details on the entities included in our financial statements; those same entities are also included in this report. Boundaries of this report compared to the prior period have changed due to the completions and dispositons of buildings during the year.

The following 2020 portfolio metrics presented in the Environmental section of this report have been externally assured: total 2020 Scope 1 and Scope 2 energy consumption (kBTU), total 2020 Scope 1 and total Scope 2 greenhouse gas emissions (MT CO_2e), and total 2020 water consumption (m3). The report of independent accountants can be found at the end of this report.

This report has been aligned with the Global Reporting Initiative ("GRI") 2016 Standards: Core Option, a framework which fosters consistency, comparability, and transparency. We have identified GRI as a trusted and recognized standard for reporting ESG performance. Please refer to the **GRI Context of Index** for a complete list of GRI disclosures covered.

This report is publicly available on the Company website.

For questions regarding this report or its contents, please contact: **Gary Wagner**, gwagner@mack-cali.com and **Anna Malhari**, amalhari@mack-cali.com

05 THIS REPORT GRI Context Index 49 | 2020 CSR REPORT GRI Standard Disclosure CSR Section/Comment Page(s) General Disclosures GRI 102: GENERAL DISCLOSURES 2016 Organizational Profile 102-1 Name of the organization* This Report 47 102-2 Activities, brands, products, and services* The Company 7 102-3 Location of headquarters* This Report 47 102-4 Location of operations* The Company 7 102-5 Ownership and legal form* This Report 47 102-6 Markets served* The Company 7 102-7 Scale of the organization* The Company 7 102-8 Information on employees and other workers* Our People 28 102-9 Supply chain* Supply Chain 42 102-10 Significant changes to the organization and its supply chain* Board of Directors Form 10-k 38 102-11 Precautionary Principle or approach* Climate Change 14 102-12 External initiatives* Memberships, Initiatives 11 102-13 Membership of associations* Memberships, Initiatives 11 Strategy 102-14 Statement from senior decision-maker* Letter to Stakeholders 3 GRI Standard Disclosure CSR Section/Comment Page(s) General Disclosures GRI 102: GENERAL DISCLOSURES 2016 Ethics and integrity 102-16 Values, principles, standards, and norms of behavior* Ethics & Compliance 40 Governance 102-18 Governance structure* Board of Directors 38 102-20 Executive-level responsibility for economic, environmental, and social topics Board of Directors 38 102-22 Composition of the highest governance body and its committees Committee Charting 102-23 Chair of the highest governance body Board of Directors 38 Stakeholder engagement 102-40 List of stakeholder groups* Stakeholder Engagement 43 102-41 Collective bargaining agreements* Supplier Code Of Conduct 102-42 Identifying and selecting stakeholders* Stakeholder Engagement 43 102-43 Approach to stakeholder engagement* Stakeholder Engagement 43 102-43 Approach to stakeholder engagement* Materiality Assessment 11 Reporting practice 102-45 Entities included in the consolidated financial statements* This Report Form 10-k 47 102-46 Defining report content and topic Boundaries* Sustainability Framework 10

05 THIS REPORT

GRI Standard	Disclosure	CSR Section/Comment	Page(s)
General Disclosures			
GRI 102: GENERAL DISCLOSURES 2016	Reporting practice		
	102-47 List of material topics*	Sustainability Framework	10
	102-48 Restatements of information*	This Report	47
	102-49 Changes in reporting*	This Report	47
	102-50 Reporting period*	This Report	47
	102-51 Date of most recent report*	This Report	47
	102-52 Reporting cycle*	This Report	47
	102-53 Contact point for questions regarding the report*	This Report	47
	102-54 Claims of reporting in accordance with the GRI Standards*	This Report	47
	102-55 GRI content index*	GRI Content Index	48
	102-56 External Assurance*	This Report	47
Material Topics & Economic Performance			
GRI 103: MANAGEMENT APPROACH 2016	103-1 Explanation of the material topic and its Boundary*	Materiality Assessment	11
	103-2 The management approach and its components*	Materiality Assessment	11
	103-3 Evaluation of the management approach*	Materiality Assessment	11
GRI 201: ECONOMIC PERFORMANCE 2016	201-1 Direct economic value generated and distributed	Please refer to the Company's disclosure on Form 10-k	
	201-2 Financial implications and other risks and opportunities due to climate change	TCFD Disclosure	54
Anti-corruption			
GRI 103: MANAGEMENT APPROACH 2016	103-1 Explanation of the material topic and its Boundary	Materiality Assessment	11

51 | 2020 CSR REPORT

GRI Standard	Disclosure	CSR Section/Comment	Page(s)
Anti-corruption			
GRI 103: MANAGEMENT APPROACH 2016	103-2 The management approach and its components	Materiality Assessment	11
	103-3 Evaluation of the management approach	Materiality Assessment	11
GRI 205: ANTI-CORRUPTION 2016	205-1 Operations assessed for risks related to corruption	Anti-Corruption and Money Laundering	41
	205-2 Communication and training about anti-corruption policies and procedures	Anti-Corruption and Money Laundering	41
Energy			
GRI 103: MANAGEMENT APPROACH 2016	103-1 Explanation of the material topic and its Boundary*	Materiality Assessment Environmental Performance	11 20
	103-2 The management approach and its components*	Materiality Assessment	11
	103-3 Evaluation of the management approach*	Materiality Assessment	11
GRI 302: ENERGY 2016	302-1 Energy consumption within the organization	Environmental Performance	20
	302-2 Energy Consumption outside the organization	Energy consumption outside of the organization was considered tenant energy consumption, as property management has no oversight on the energy consumption practices of tenants. This approach relates to all multifamily tenants and selected tenants in the office portfolio.	
	302-3 Energy intensity	Environmental Performance	20
	302-4 Reduction of energy consumption	Environmental Performance	20

05 THIS REPORT 53 | 2020 CSR REPORT GRI Standard Disclosure CSR Section/Comment Page(s) Emissions GRI 103: MANAGEMENT APPROACH 2016 103-1 Explanation of the material topic and its Boundary* Materiality Assessment Environmental Performance 11 20 103-2 The management approach and its components* Materiality Assessment 11 103-3 Evaluation of the management approach* Materiality Assessment 11 GRI 305: EMISSIONS 2016 305-5 Reduction of GHG Emissions Environmental Performance 20 Diversity and Equal Opportunity GRI 103: MANAGEMENT APPROACH 2016 103-1 Explanation of the material topic and its Boundary* Materiality Assessment 11 103-2 The management approach and its components* Materiality Assessment 11 103-3 Evaluation of the management approach* Materiality Assessment 11 GRI 405: DIVERSITY AND EQUAL OPPORTUNITY 2016 405-1 Diversity of governance bodies and employees* Our People Board of Directors 28 38 Environmental Compliance GRI 103: MANAGEMENT APPROACH 2016 103-1 Explanation of the material topic and its Boundary* Materiality Assessment 11 103-2 The management approach and its components* Materiality Assessment 11 103-3 Evaluation of the management approach* Materiality Assessment 11 GRI 307: ENVIRONMENTAL COMPLIANCE 307-1 Non-compliance with environmental laws and regulations During the calendar year 2020, the Company had 0 non-compliance events with environmental laws and regulations. Environmental Performance 20

05 THIS REPORT 55 | 2020 CSR REPORT TCFD Disclosure Code TCFD Recommended Disclosure 2020 Disclosure Risk Management TCFD 3(a) Describe the organization’s processes for identifying and assessing climate-related risks. Climate-related risks identified by the Company’s ESG Task-force in 2020 are presented in this Report. The Company intends to review and assess these risks periodically. TCFD 3(b) Describe the organization’s processes for managing climate-related risks. The Company intends to design processes for managing climate-related risks following the analysis described under TCFD 2(b). TCFD (3c) Describe how processes for identifying, assessing, and managing climate-related risks are integrated into the organization’s overall risk management. Climate-related risks are periodically assessed by the ESG Taskforce, which reports directly to the Company CEO and presents key findings to the ESG Committee of the Board. Metrics and Targets TCFD 4(a) Disclose the metrics used by the organization to assess climate-related risks are integrated into the organization’s overall risk management. The Environmental Section of this Report comprises the Company’s energy consumption, emissions and water disclosure. We also disclose information about buildings under management that obtained an environmental rating. TCFD 4(b) Disclose Scope 1, Scope 2, and, if appropriate, Scope 3 greenhouse gas (GHG) emissions, and the related risks. Scope 1 and Scope 2 emissions are disclosed in the Environmental Performance section of this Report. TCFD 4(c) Describe the targets used by the organization to manage climate-related risks and opportunities and performance against targets. As described in the Environmental Section of this Report, the Company’s goal is to source 50% of energy from renewable sources by 2030. Performance against this target is included in the Environmental Performance section of this Report.

57 | 2020 CSR REPORT Forward Looking Statement We consider portions of this report to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our activities and expectations relating to our corporate sustainability efforts. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law. In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investors.mack-cali.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for email alerts to be notified when new or updated information is posted on the site.

Contact Us For more information about this report and our CSR efforts please contact: GARY WAGNER General Counsel and Secretary gwagner@mack-cali.com ANNA MALHARI Senior Vice President, and Chief Administrative Officer amalhari@mack-cali.com mack-cali.com Harborside 3 210 Hudson St, Suite 400 Jersey City, NJ 07311